EXHIBIT 23(c)



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          We hereby consent to the use of our report dated May 1, 1993 relating to the financial statements of Morgan Medical Holdings, Inc. included in the Registration Statement on Form S-4 and to the reference to our firm under the caption "Experts" in the Joint Proxy Statement.



          /s/ COPELAND AND COMPANY

          Copeland and Company
          Tampa, Florida
          August 7, 1995